UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Commission File Number: 333-150388

Rongfu Aquaculture, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0655634
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Dongdu Room 321, No. 475 Huanshidong Road, Guangzhou City, PRC 510075
(Address of principal executive offices)
011-86-20-8762-1778
(Registrant’s telephone number, including area code)
Granto, Inc.

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 19, 2010, Granto, Inc. (the “Company”) filed Articles of Merger with the Nevada Secretary of State (the “Nevada Merger Certificate”) and a Certificate of Merger with the Delaware Secretary of State (the “Delaware Merger Certificate”) to effectuate a merger of the Company’s wholly owned subsidiary, Rongfu Aquaculture, Inc., with and into the Company pursuant to an Agreement and Plan of Merger dated as of May 18, 2010 between the two companies (the “Merger Agreement”) . In connection with the merger the name of the Company has been changed to Rongfu Aquaculture, Inc.  The merger became effective on May 26, 2010. Copies of the Nevada Merger Certificate, the Delaware Merger Certificate and the Merger Agreement are attached hereto as Exhibits 3.1, 3.2 and 10.1, respectively.

In connection with the change of the Company’s name the Company applied to the Financial Industry Regulatory Authority (“FINRA”) for a new ticker symbol to reflect its new name. FINRA approved the name change and assigned the new ticker symbol “RNFU.OB” to the Company’s common stock and on June 1, 2010 the Company’s common stock began trading under such symbol.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Merger filed with the Nevada Secretary of State on May 19, 2010
3.2	Certificate of Merger filed with the Delaware Secretary of State on May 19, 2010
10.1	Agreement and Plan of Merger dated as of May 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RONGFU AQUACULTURE, INC.

Date: June 1, 2010

/s/ Kelvin Chan

President